Exhibit 99.1
          NEW YORK, NY, March 10, 2006 — Alleghany Corporation (NYSE-Y) today announced that its subsidiary, Darwin Professional Underwriters, Inc. (“Darwin”), has filed a registration statement on Form S-1 with the U.S. Securities and Exchange Commission (the “SEC”) for the initial public offering (the “IPO”) of Darwin’s common stock. All of the proceeds of the IPO, after the deduction of underwriting discounts and commissions and payment of offering expenses, will be used to reduce Alleghany’s ownership interest in Darwin. After the IPO, Alleghany will continue to hold a majority ownership interest in Darwin.
          The joint book-running managers for the IPO are Merrill Lynch & Co. and Credit Suisse Securities (USA) LLC. Copies of the preliminary prospectus, when they become available, may be obtained from Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, FL 05, New York, NY 10080, or Credit Suisse Securities (USA) LLC, Prospectus Department, One Madison Avenue, New York, NY 10010.
          A registration statement relating to Darwin’s common stock has been filed with the SEC but has not yet become effective. These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This announcement shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
          Alleghany is engaged through its subsidiary Alleghany Insurance Holdings LLC (consisting of RSUI Group, Inc., Capitol Transamerica Corporation and Darwin) in the property and casualty insurance business. Darwin is a specialty insurance group focused on the professional liability insurance market and in particular on the directors and officers (“D&O”), errors and omissions (“E&O”) and medical malpractice liability lines.
          This press release contains forward-looking statements with respect to the anticipated effects of the transaction. Actual results of the transaction could be significantly different. Factors that could affect results include those set forth in filings made by Alleghany and by Darwin with the SEC. Although forward-looking statements help to provide complete information about future prospects, readers should keep in mind that forward-looking statements are much less reliable than historical information.
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